Exhibit 99.2
Acquisition of Lubrizol by Berkshire Hathaway:
Frequently Asked Questions
1.	Why are you selling the company and why is this deal in the best interests of Lubrizol’s shareholders?
After a thorough evaluation, the board concluded that this transaction will deliver a substantial return to our shareholders with significant value and immediate liquidity. This transaction offers compelling value to our shareholders and is in the best interests of all of our constituents, including customers, employees, investors, suppliers, partners and communities in which we operate. The offer price of $135 per Lubrizol share represents a premium of approximately 28% to the closing price on Friday, March 11, 2011, and an 18% premium to the all-time high closing stock price.
2.	Why does Berkshire Hathaway want to own Lubrizol?

Lubrizol is a premier, global specialty chemicals company with approximately 24% EBITDA margins. In addition to being the number-one lubricant additives supplier in the world and a leading personal care ingredients producer, Lubrizol has technology and market leadership positions in diverse end markets and has a strong international presence. The business portfolio is comprised of a high margin and high cash generating lubricant additives business segment and a very profitable, high-growth advanced materials business segment with access to large addressable markets. Lubrizol also matches the other criteria that Warren Buffett has laid out for acquiring companies — it has demonstrated consistent earning power and has a straightforward business model with strong management in place.
3.	Does Berkshire Hathaway plan to retain the Lubrizol management team going forward? Any changes expected?
Berkshire Hathaway believes that Lubrizol is a well-run company and plans to retain the current management team and its employees.
4.	What approvals do you need to close the transaction?

The transaction is subject to the approval of Lubrizol’s shareholders and the satisfaction of customary closing conditions, including the expiration of waiting periods and the receipt of approvals under the Hart-Scott-Rodino Antitrust Improvements Act and applicable non-U.S. merger control regulations. We do not anticipate any issues regarding approval of the transaction.

5.	What percentage of Lubrizol’s shareholders are required to approve this transaction?

The transaction requires the approval of a majority of Lubrizol’s outstanding shares.

6.	Where can I find out more details about the transaction?

We expect to file the merger agreement on Tuesday, March 15, 2011, which will provide additional details. Once filed, the agreement will be available in the Investor Relations section of the Lubrizol website, www.lubrizol.com.

7.	When is the transaction expected to be completed?

The transaction is expected to close during the third quarter of 2011.
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Lubrizol’s operations and business environment that are difficult to predict and may be beyond the control of Lubrizol. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of Lubrizol and cause results to differ from the forward-looking statements in this release include, but are not limited to, Lubrizol’s ability to manage margins in an environment of volatile raw material costs; conditions affecting Lubrizol’s customers, suppliers and the industries that it serves; competitors’ responses to Lubrizol’s products; changes in accounting, tax or regulatory practices or requirements; other factors that are set forth in management’s discussion and analysis of Lubrizol’s most recently filed reports with the Securities and Exchange Commission; and uncertainties associated with the proposed acquisition of Lubrizol by Berkshire Hathaway, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The forward-looking statements contained herein represent the companies’ judgment as of the date of this release and they caution readers not to place undue reliance on such statements. Berkshire and Lubrizol assume no obligations to update the forward-looking statements contained in this release.
Participants in Solicitation
Lubrizol and its directors and officers may be deemed to be participants in the solicitation of proxies from Lubrizol’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about Lubrizol’s directors and executive officers and their ownership of Lubrizol’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 17, 2010. Shareholders may obtain additional information regarding the interests of Lubrizol and its directors and executive officers in the proposed transaction, which may be different than those of Lubrizol’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.
Additional Information
In connection with the proposed transaction, Lubrizol will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND LUBRIZOL. You will be able to obtain the proxy statement, as well as other filings containing information about Lubrizol, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Lubrizol with the SEC can also be obtained, free of charge, by directing a request to The Lubrizol Corporation, 29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298, attention: Mark Sutherland, or by calling Mark Sutherland at (440) 347-1206.